Exhibit 10.1

March 11, 2013

LNB Bancorp, Inc.
457 Broadway
Lorain, Ohio 44052-1769

Ladies and Gentlemen:

Each of the entities identified on Schedule 1 hereto (each, a “Seller” and collectively, the “Sellers”) is the owner of the number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, without par value (the “Series B Preferred Stock”) (CUSIP 502100308) of LNB Bancorp, Inc., an Ohio corporation (the “Company”), set forth opposite such Seller’s name on Schedule 1.  The shares of Series B Preferred Stock covered by this agreement are referred to collectively herein as the “Preferred Shares.”  Each Seller and the Company desire that the Seller exchange its Preferred Shares for Common Shares (as defined below) and cash on the terms set forth herein.  Subject to the terms and conditions set forth herein, the exchange of the Preferred Shares for Common Shares and cash shall take place on the Delivery Date (as defined below).

1.           Representations and Warranties of the Company.  The Company represents to and agrees with each Seller that:

(a)         The Company has been duly incorporated and is validly existing as a corporation in good standing in the state of Ohio, and has the corporate authority and power to (i) enter into this agreement and effect the transactions covered hereby and (ii) own its properties and to carry on its business as now being conducted.

(b)         This agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)         The issuance of the common shares of the Company, par value $1.00 per share, to be issued by the Company pursuant to this agreement (the “Common Shares”), has been duly authorized and the Common Shares, upon issuance in accordance with the terms of this agreement, will be validly issued, fully paid and non-assessable.  The offer and issuance of the Common Shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided by Section 3(a)(9) thereof.  Based in part on the representations and warranties of the Sellers herein contained and the structure of the transaction, the Common Shares, upon issuance, will be issued to the Sellers without any restrictive legend and the Common Shares will be freely tradable by the Sellers.

(d)         The execution and delivery by the Company of, and the performance by the Company of its obligations under, this agreement will not contravene any (i) provision of applicable law, (ii) the charter or code of regulations of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or (v) applicable rules and regulations of the Nasdaq Stock Market, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this agreement other than those consents, approvals, authorizations, orders or qualifications which have been obtained.

(e)         The Company has not engaged any broker, finder or other person acting in such capacity that is entitled to any commission or fee in connection with the transactions contemplated by this agreement.

(f)          Neither the Company nor any other person acting on its behalf has provided to any Seller any material information that has not been publicly disclosed concerning the Company and its subsidiaries, other than with respect to the transactions contemplated by this agreement.  The Company understands and confirms that each of the Sellers will rely on the foregoing representations in effecting transactions in securities of the Company.

(g)         The Preferred Shares have not been owned by the Company or, to the best knowledge of the Company, any affiliate of the Company within the last 12 months.

(h)         Since January 1, 2012, the Company has filed all required reports and other documents of the Company identified in Rule 144(c)(1) under the Securities Act.   The documents of the Company filed with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K to the date of this agreement (the “SEC Documents”), as of their respective dates, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements and unaudited interim financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

(i)          Since the date of the most recent balance sheet included in the Company’s audited financial statements contained in the Company’s most recent Annual Report on Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, there has been no material adverse change and no material adverse development in the business affairs, condition (financial or otherwise) or business prospects of the Company and its subsidiaries considered as one enterprise. Since the date of the most recent balance sheet included in the Company’s audited financial statements contained in the Company’s most recent Annual Report on Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends other than regular quarterly dividends on the Company’s securities, (ii) sold any assets outside of the ordinary course of business or (iii) made any material capital expenditures (either individually or in the aggregate). Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(j)          The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(k)         The Company does not have any agreement or understanding with any person to acquire shares of Series B Preferred Stock on terms that are more favorable in any material respect than the rights and benefits established in favor of the Sellers by this agreement.

2.           Representations and Warranties of the Sellers.  Each Seller, for itself and for no other Seller, represents and warrants to and agrees with the Company that:

(a)         This agreement has been duly authorized, executed and delivered by or on behalf of such Seller, and constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)         The execution and delivery by such Seller of, and the performance of its obligations under, this agreement will not contravene any (i) provisions of applicable law, (ii) the organizational documents of such Seller, (iii) any agreement or other instrument binding on such Seller, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Seller, and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the performance by such Seller of its obligations under this agreement.

(c)         Such Seller has good, marketable and unencumbered title to its Preferred Shares, free and clear of all security interests, claims, liens, equities or other encumbrances, and the legal right and power, and all authorization and approval required by law, (i) to enter into this agreement and (ii) to exchange, transfer and deliver its Preferred Shares.  The delivery of its Preferred Shares in accordance with this agreement will convey to the Company good, marketable and unencumbered title to such Preferred Shares, free and clear of all security interests, claims, liens, equities or other encumbrances.

(d)         Such Seller, together with its affiliates, (i) is not at present, and has not been during the preceding 12 months, an affiliate of the Company, (ii) immediately after giving effect to the transactions contemplated by this agreement and the issuance of the Common Shares, will not beneficially own (calculated in accordance with Section 13(d) of the Exchange Act) more than 9.99% of the outstanding common shares of the Company and (iii) has not and will not have beneficially owned (calculated in accordance with Section 13(d) of the Exchange Act) in excess of 9.99% of the outstanding common shares of the Company at any time during the 12 month period ending on the Delivery Date.  To the best knowledge of such Seller, its Preferred Shares have not been owned by affiliates of the Company within the last 12 months.

(e)         Such Seller understands that the Common Shares have not been registered under the Securities Act, are being issued pursuant to an exemption under Section 3(a)(9) of the Securities Act and may not be resold except in accordance with Rule 144 under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act or pursuant to a registration statement.

(f)          Such Seller has not engaged any broker, finder or other person acting in such capacity that is entitled to any commission or fee in connection with the transactions contemplated by this agreement.

(g)         Such Seller has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the transactions contemplated by this agreement and acquiring the Common Shares in connection therewith, and such Seller acknowledges that (i) the Company makes no representation regarding the value of the Preferred Shares or the Common Shares, (ii) the rights and privileges of holders of the Common Shares are substantially different from, and less favorable than, the rights of holders of the Preferred Shares and (iii) such Seller has independently and without reliance upon the Company made its own analysis and decision to enter into this agreement and the transactions contemplated hereby.  Such Seller is an “accredited investor” as defined in Rule 501 under the Securities Act.

3.           Holding Period.  In determining the period the Common Shares have been held by the Sellers for the purposes of Rule 144(d)(3) under the Securities Act (as in effect on the date of this agreement), upon the basis of the representations and warranties herein contained, the Company acknowledges and agrees that the Common Shares may be deemed to have been acquired at the same time as the Preferred Shares.

4.           Exchange.  Upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, each Seller shall exchange its Preferred Shares with the Company for, and in exchange therefor the Company shall issue and deliver to such Seller, (i) the number of unlegended and freely tradable Common Shares set forth opposite such Seller’s name on Schedule 1 hereto (such number of Common Shares determined by dividing (A) the product of (x) the number of such Seller’s Preferred Shares and (y) the $1,000 liquidation preference per share of the Preferred Shares by (B) $7.16) and (ii) cash in the amount set forth opposite such Seller’s name on Schedule 1 hereto under the heading “Total Cash Amount” (the “Cash Amount”), representing accrued and unpaid dividends due on the Preferred Shares and cash in lieu of any factional Common Shares.  On the third business day after the date hereof (the “Delivery Date”), (i) the Company shall (A) credit the number of Common Shares set forth opposite each Seller’s name on Schedule 1 hereto to the balance account specified in writing by such Seller with The Depository Trust Company through its Deposit/Withdrawal at Custodian system and (B) pay to each Seller its Cash Amount to such Seller’s account specified in writing by such Seller and (ii) such Seller shall deliver electronically the Preferred Shares in accordance with such instructions as the Company may specify in writing, and each Seller shall execute such documents and take such further action as may be reasonably necessary in order to transfer to the Company all right, title and interest to the Preferred Shares.

5.           Conditions to the Obligations of the Sellers.  The obligation of each Seller to exchange the Preferred Shares in accordance with the terms hereof is subject to the following conditions:

(a)         The representations and warranties of the Company shall be true and correct as of the date of this agreement and as of the Delivery Date;

(b)         The Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this agreement at or prior to the Delivery Date; and

(c)         The Common Shares shall be freely tradeable, without legends, and shall have been listed on the NASDAQ Stock Market.

6.           Conditions to the Obligations of the Company.  The obligation of the Company to issue and deliver the Common Shares and Cash Amount to each Seller in exchange for such Seller’s Preferred Shares is subject to the following conditions:

(a)         The representations and warranties of such Seller shall be true and correct as of the date of this agreement and as of the Delivery Date; and

(b)         Such Seller shall have performed, satisfied and complied with the covenants, agreements and conditions required by this agreement at or prior to the Delivery Date.

7.           Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the Delivery Date issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Sellers disclosing all material terms of the transactions contemplated hereby and by any similar agreements that are then in effect but which have not been previously disclosed.  On or before 5:30 p.m., New York City time, on the fourth (4th) business day immediately following the date of this agreement, the Company will file a Current Report on Form 8-K with the SEC describing the material terms of this agreement and any similar agreements that are then in effect but which have not been previously disclosed on Form 8-K (and include a form of this agreement as an exhibit to such Current Report on Form 8-K). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Seller or any affiliate or investment adviser of any Seller, or include the name of any Seller or any affiliate or investment adviser of any Seller in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Seller, except (i) as required in order to comply with the federal securities laws in connection with the filing of the Current Report on Form 8-K referenced in the preceding sentence and the final agreements with the SEC and (ii) to the extent such disclosure is otherwise required by law, at the request of the staff of the SEC or any regulatory agency or under trading market regulations, in which case the Company shall provide such Seller with prior written notice of such disclosure permitted under this subclause (ii).

8.           Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier, or (d) transmitted by facsimile or e-mail, and in each case to the relevant party at the address set forth below:

If to the Company:	If to a Seller:

LNB Bancorp, Inc. 457 Broadway Lorain, OH 44052-1769 Attn: Chief Financial Officer Facsimile: (440) 244-4815 E-Mail: gelek@4lnb.com	[Seller Name] [Address] [Address] Attn: Facsimile: E-Mail:

9.           Counterparts.  This agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.         Entire Agreement.  This agreement constitutes the entire agreement among the parties pertaining to the transactions contemplated herein and supersedes the parties’ prior agreements, understandings, negotiations and discussions, whether oral or written, on such matters, and this agreement shall not be amended, changed, supplemented, waived or otherwise modified except in a writing executed by each of the parties hereto.

11.         Governing Law.  This agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio.

[Signature page follows.]

Very truly yours,

[Seller Name]

By:
Name: Title:

Accepted as of the date hereof:

LNB Bancorp, Inc.

By:
Name: Title:

Schedule 1

(a) Seller’s Name	(b) Preferred Shares to be Exchanged	(c) Common Shares to be Acquired	(d) Accrued Dividends	(e) Cash in Lieu of Fractional Share	(f) Total Cash Amount (d) + (e)

Schedule of Exchange Agreements with Sellers

Seller’s Name	Aggregate Preferred Shares to be Exchanged	Aggregate Common Shares to be Acquired	Aggregate Total Cash Amount
Institutional investors advised by Wellington Management Company, LLP	3,152	440,220	$12,720.36
Institutional investors managed by Sandler O’Neill Asset Management, LLC	4,459	622,763	$17,976.78
Institutional investors advised by Basswood Capital Management, LLC	1,822	254,466	$7,362.05
Jeffrey A. Aukerman	300	41,899	$1,211.49